UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2019

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.

On January 10, 2019, IDT-Rafael Holdings, LLC (the “Subsidiary”), a 90%-owned subsidiary of Rafael Holdings, Inc. (the “Company”), partially exercised a Warrant (the “Warrant”) to purchase Series D Convertible Preferred Stock of Rafael Pharmaceuticals, Inc. (“Rafael Pharmaceuticals”). The Subsidiary purchased 5.1 million shares of Rafael Pharmaceuticals’ Series D Convertible Preferred Stock for $6.4 million. The Warrant is exercisable for up to 56.0% of the equity of Rafael Pharmaceuticals. The Company had previously partially exercised the Warrant to purchase 12.0 million shares of Series D Preferred Stock.

Following the exercise, the Company and its subsidiaries collectively own securities representing 25.0% (of which 7.7% is beneficially held by co-investors in subsidiaries of the Company) of the outstanding capital stock of Rafael Pharmaceuticals and 15.7% (of which 4.9% is beneficially held by co-investors in subsidiaries of the Company) of the capital stock on a fully diluted basis (excluding the remainder of the Warrant).

The proceeds from the partial exercise of the Warrant will be used by Rafael Pharmaceuticals to pay expenses related to its Phase III clinical trials of its CPI-613® flagship compound and other phases of trials and research as well as for general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

Dated: January 10, 2019	By:	/s/ David Polinsky
		Name:	David Polinsky
		Title:	Chief Financial Officer

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